UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
December 1, 2016
(Date of earliest event reported)

SOUTH JERSEY GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	0-22211	21-0398330
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, South Jersey Gas Company (the “Company”) announced the appointment of David Robbins, Jr. as the new President of the Company, effective January 1, 2017. Jeffrey E. DuBois, who has served as President of the Company since 2012, has been appointed as the Chief Operating Officer of the Company’s parent company, South Jersey Industries, Inc. (SJI). The Company also announced the Mr. DuBois will retire from the Company and SJI, effective in January 2018.

Mr. Robbins, age 54, has held various positions within SJI since 1997, including serving as Treasurer, Secretary and Senior Vice President of the non-utility businesses and he currently serves as Senior Vice President of South Jersey Industries, Inc. There are no arrangements or understandings between Mr. Robbins and any other persons pursuant to which Mr. Robbins was appointed as President of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Robbins that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Robbins will continue to serve as Senior Vice President of South Jersey Industries, Inc.

The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated December 1, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Date: December 1, 2016	/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary